UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INTERCLOUD SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-0963722
(State of incorporation of organization)	(I.R.S. Employer Identification No.)

331 Newman Springs Road Building 1, Suite 104 Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class To be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-185293 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The description of the securities of InterCloud Systems, Inc. (the “Registrant”) being registered that appears under the caption “Description of Capital Stock” in the prospectus that constitutes Part I of the Registrant’s registration statement on Form S-1 (Registration No. 333-185293), initially filed with the Securities and Exchange Commission on December 5, 2012, as amended and as may be further amended from time to time (the “Registration Statement”), is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall also be incorporated by reference herein. Copies of each description will be filed with The NASDAQ Stock Market LLC.

Item 2.   Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereof duly authorized.

Registrant:	INTERCLOUD SYSTEMS, INC.

Date: September 27, 2013
	By:	/s/ Mark Munro
Mark Munro
Chief Executive Officer